UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2006

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ONLINE GAMING SYSTEMS, LTD.

(Exact name of registrant as specified in its charter)

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Delaware	0-27256	13-3858917
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

C/o Advanced Resources Group, LTD, 5 Erie Street, Garfield, NJ  07026

(Address of Principal Executive Office) (Zip Code)

(800) 718-7463

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01

Changes in Control of Registrant.

On April 19, 2006, Ahead Investments, Ltd. (“Ahead”) sold the 77,767,153 shares of common stock (the “Subject Shares”) that it owned in Online Gaming Systems, Ltd. (the “Registrant”) to Lanmac Associates, a New Jersey general partnership.  The Subject Shares represent approximately 77% of the outstanding shares of common stock of the Registrant.  In connection with the change in control, the Registrant’s sole officer and director, Marcel Golding, resigned and the new controlling stockholder, Lanmac, appointed William Stehl as sole director.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

Resignation of Director.  In connection with the change in control described in item 5.01, above, the Registrant’s sole officer and director, Marcel Golding, resigned as of April 19, 2006.  Mr. Golding was the registrant’s sole officer and director.  The registrant has been dormant since May 2003.  There were no disagreements that led to Mr. Golding’s resignation, which was caused by the change in control.

Item 9.01

Financial Statements and Exhibits.

Exhibit 17.1

Resignation Letter of Marcel Golding

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONLINE GAMING SYSTEMS, LTD.

By:	/s/ Richard Dunning
Richard Dunning President

Date:  September 12, 2007

INDEX TO EXHIBITS

Exhibit 17.1

Resignation Letter of Marcel Golding